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                                 AMENDMENT NO. 4

                             PARTICIPATION AGREEMENT

This Amendment No. 4 to Participation Agreement (the "Amendment") is by and among AIM Variable Insurance Funds ("Fund"), A I M Distributors, Inc. ("Distributor"), The Union Central Life Insurance Company ("Union Central"), and Ameritas Investment Corp., formerly known as Carillon Investments, Inc., ("Underwriter").

WHEREAS, the Fund, Distributor, Union Central and Carillon Investments, Inc. are the parties to a Participation Agreement for offering Shares of the Fund through retirement plans issued by Union Central, dated July 1, 1998 (the "Agreement");

WHEREAS, effective June 30, 2006 Carillon Investments, Inc. merged with Ameritas Investment Corp., such that Ameritas Investment Corp. is the surviving corporation, with all rights and obligations of Carillon Investments, Inc.;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     AS OF JUNE 30, 2006, CARILLON INVESTMENTS, INC. MERGED WITH AMERITAS INVESTMENT CORP., SUCH THAT AMERITAS INVESTMENT CORP. IS THE SURVIVING CORPORATION, WITH ALL RIGHTS AND OBLIGATIONS OF CARILLON INVESTMENTS, INC. THEREFORE, EFFECTIVE JUNE 30, 2006, ALL REFERENCES TO "UNDERWRITER" SHALL BE DEEMED TO REFER TO AMERITAS INVESTMENT CORP., AND AMERITAS INVESTMENT CORP. AGREES TO ABIDE BY ALL TERMS, CONDITIONS AND OBLIGATIONS APPLICABLE TO THE UNDERWRITER, AS SET FORTH IN THE AGREEMENT.

This Amendment No. 4 to Participation Agreement is effective as of June 30,
2006.

All other provisions of the Participation Agreement shall remain the same.

The undersigned parties have caused this Amendment No. 4 to Participation Agreement to be duly executed by the following authorized individuals for the purposes expressed herein.

AIM VARIABLE INSURANCE FUNDS            THE UNION CENTRAL LIFE INSURANCE COMPANY


By: John M. Zerr                        By: /s/ Angelo de Jesus
    ---------------------------------       ------------------------------------
Print: John M. Zerr                     Print: Angelo de Jesus
Title: Senior Vice President            Title: 2nd Vice President,
                                               Investment Products
Date: 11/13/06                          Date: 12/1/06


A I M  DISTRIBUTORS, INC.               AMERITAS INVESTMENT CORP.


By: /s/ Gene L. Needles                 By: /s/ Wendell G. Hutsell
    ---------------------------------       ------------------------------------
Print: Gene L. Needles                  Print: Wendell G. Hutsell
Title: President                        Title: Vice President
Date: 11-13-06                          Date: November 29, 2006